                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 22, 2001
         -------------------------------------------------------------

                         FIBERNET TELECOM GROUP, INC.
            (Exact name of registrant as specified in its charter)

       Delaware                       333-7841                13-3859938
   (State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
   of Incorporation)                                      Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                        (Address of principal executive
                          offices including zip code)

                                 (212) 405-6200

                        (Registrant's telephone number,
                              including area code)


                                     N.A.
                                     ----
         (Former name or former address, if changed since last report)
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Item 5. Other Events.

      On May 22, 2001, FiberNet Telecom Group, Inc. ("FiberNet") amended (the "Amendment") the Amended and Restated Stockholders Agreement, dated as of January 31, 2001, by and among FiberNet and the stockholders listed therein (the "Stockholders Agreement") to terminate the lock-up provision that restricted the transfer of capital stock owned by parties to the Stockholders Agreement. The lock-up was due to expire on June 30, 2001. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1.

     The information contained in the Press Release dated May 23, 2001, which is attached hereto as Exhibit 99.1 is incorporated herein by reference and the foregoing descriptions of such documents are qualified in their entirety by reference to such exhibits.



Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.  Description

4.1 Amendment dated as of May 22, 2001, between FiberNet Telecom Group, Inc., Signal Equity Partners, L.P. (formerly known as Signal Capital Partners, L.P.), as the Majority in Interest of the Purchasers, Nortel Networks Inc. and Concordia Telecom Management, L.L.C., to the Amended and Restated Stockholders Agreement dated as of January 31, 2001, by and among FiberNet Telecom Group, Inc. and the Stockholders listed therein.

99.1         Press Release.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FIBERNET TELECOM GROUP, INC.
                                     (Registrant)

Dated:  May 23, 2001                 By: /s/ Michael S. Liss
        ------------                     ----------------------------------
                                         Michael S. Liss
                                         President and Chief Executive Officer